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                                                                   Exhibit 10.07


                         ADDENDUM TO SUBLEASE AGREEMENT

     This ADDENDUM TO SUBLEASE AGREEMENT ("Addendum") is made as of JUNE 1, 2006 by and between Starkey Laboratories, Inc., a Minnesota corporation, having its principal office at 6600 Washington Ave. South, Eden Prairie, Minnesota 55344 ("Sublessor") and Heartware, Inc., a Florida corporation, having its principal office at 3351 Executive Way, Miramar, Florida 33025 ("Sublessee"), individually as a "Party" and collectively as the "Parties."

     1. Purpose of Addendum. The parties previously entered into a Sublease Agreement dated June 1, 2006 ("Sublease"). The purpose of this Addendum is to modify the Sublease to reflect new terms and conditions to which the Parties agree relative to the subletting of the Premises referenced in the Sublease. All other terms and conditions of the Sublease remain in effect. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Sublease.

     2. Commencement Date of Sublease. The parties agree that the Commencement Date of the Sublease shall begin on JULY 1, 2006 rather than JUNE 1, 2006.

     3. Possession of Premises. The parties agree that Sublessor will not deliver possession of the entire Premises (approximately 14,617 rentable square feet) on July 1, 2006. Instead, the Parties agree that Sublessor will deliver approximately 12,942 RENTABLE SQUARE FEET to Sublessee for the Term beginning JULY 1, 2006 THROUGH DECEMBER 1, 2006 as set forth on the diagram of the Premises attached to this Addendum as Exhibit A (the "Delivered Portion"). On December 1, 2006, or earlier by mutual agreement of the Parties, Sublessor will deliver the entire Premises to Sublessee per the original terms and conditions of the Sublease. The portion of the Premises not delivered on July 1, 2006 is referred to herein as the "Retained Portion". Until the Retained Portion is delivered to Sublessee, Sublessee grants to Sublessor the right to use the kitchen and bathrooms in the Delivered Portion and the corridors needed for access thereto and to the Retained Portion (collectively, "Common Areas"). Sublessor may not enter the Delivered Portion except for the Common Areas and as provided under Section 18 of the Sublease and shall so advise its employees, consultants, contractors, customers, suppliers, representatives and agents.

     4. Risk Allocations and Insurance. Until Sublessor delivers the Retained Portion to Sublessee, (a) Sublessor shall retain all casualty and liability risk on the Retained Portion and all liability risk with respect to the use ("Sublessor Use") of Common Areas by Sublessor and its employees, consultants, contractors, customers, suppliers, representatives and agents, (b) Sublessor shall maintain liability insurance with respect to the Retained Portion and Sublessor Use in an amount no less than is required under the Lease with respect to the Premises, (c) Sublessor shall maintain casualty insurances on the Retained Portion in an amount no less that 14.5% (the approximate pro-rata portion based on the ratio of the square footage of the Retained Portion to the square footage of the Premises) of that required on the whole Premises under the Lease, (d) Sublessor shall name Sublessee as an additional insured under all the insurance coverage referred to in clauses (b) and (c), and (e) Sublessee may reduce the amount of casualty insurance it is required to maintain on the Premises by the amount Sublessor maintains under clause (c).


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     5.   Rent Payment July 1, 2006 - December 1, 2006. Consistent with
          Paragraph 3 above, the total Rent due to Sublessor by Sublessee from July 1, 2006 to December 1, 2006 shall be reduced to $12,000 PER MONTH plus applicable sales tax. Beginning on December 1, 2006, Sublessee will pay Base Rent and Additional Rent as set forth in Section 2, "Rent" of the original Sublease.

IN WITNESS WHEREOF, the parties have hereto executed this Addendum on the date referenced above.

SUBLESSOR (STARKEY LABORATORIES, INC.):


/s/ Scott A. Nelson
-------------------------------------
BY: SCOTT A. NELSON, VICE PRESIDENT
OF FINANCE


SUBLESSEE (HEARTWARE, INC.):


BY: /s/ David McIntyre
    ---------------------------------
TITLE: Chief Financial Officer


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